EXHIBIT 5.1

WHITE WHITE & VAN ETTEN LLP
55 Cambridge Parkway
Cambridge, Massachusetts 02142

August 13, 2004

Novavax, Inc.
8320 Guilford Road
Columbia, MD 21046

Gentlemen:

     We have assisted with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 7,398,374 shares of common stock, $.01 par value (the “Common Stock”), of Novavax, Inc. (the “Company”). These shares represent 130% of the number of shares of Common Stock into which the convertible notes of the Company (the “Notes”), acquired by certain institutional investors pursuant to the terms of a Securities Purchase Agreement dated as of July 16, 2004 (the “SPA”) between the Company and the investors named therein (the “Buyers”), are convertible at their initial Conversion Price (as defined in the SPA), such number being the “Shares.”

     We have examined the Amended and Restated Certificate of Incorporation, as amended, and the By-laws of the Company and have examined and relied on originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the authenticity of the originals of the latter documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued on the terms contemplated by the Notes and the SPA, will be duly and validly authorized and issued and will be fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ White White & Van Etten LLP